Exhibit 99.1

MOHAWK INDUSTRIES ANNOUNCES CEO SUCCESSION PLAN

Paul De Cock Appointed Chief Executive Officer, Effective September 30, 2026

Jeff Lorberbaum to Retire as CEO After Accomplished 50-Year Career; Will Serve as Chairman of the Company’s Board of Directors

Calhoun, Georgia, June 11, 2026 - Mohawk Industries, Inc. (“Mohawk” or the “Company”) (NYSE: MHK) today announced that Paul F. De Cock, President and Chief Operating Officer, has been appointed Chief Executive Officer (“CEO”) and a director of the Mohawk Board of Directors (the “Board”), effective September 30, 2026. Mr. De Cock will succeed Jeffrey S. Lorberbaum, who will retire from his role as CEO of the Company at that time, and continue to serve as Chairman of the Board.

Mr. De Cock brings more than two decades of industry, operational and commercial leadership experience to the CEO role. Since joining the Company through the acquisition of Unilin in 2005, he has held increasingly senior leadership roles across geographies and product categories, including laminate, wood, LVT and carpet. During his tenure, Mr. De Cock has played an instrumental role in strengthening Mohawk’s international operations and advancing the Company’s product portfolio. Mr. De Cock was appointed President and Chief Operating Officer in February 2025 in connection with the Company’s overall succession planning process.

Mr. Lorberbaum has served as Chairman of the Board since May 2004 and as the Company’s CEO since January 2001. During his tenure, Mohawk grew through a combination of organic investments and strategic acquisitions to become the world’s largest flooring manufacturer with a portfolio of industry-leading and innovative brands.

“It has been an honor and a privilege to lead Mohawk for the past 25 years, and I’m incredibly proud of what the team has accomplished over this time. I know that I will leave the Company in good hands under Paul’s leadership, and continue to have full confidence that Mohawk’s best days are to come,” said Mr. Lorberbaum. “I look forward to serving as Chairman of the Board and working closely with Paul and the rest of the management team to support a smooth transition and continuing to strengthen the Company.”

“On behalf of the Board, I want to express our gratitude to Jeff for his extraordinary leadership as CEO. Under his vision and stewardship, Jeff transformed the Company into the largest flooring manufacturer in the world, and we look forward to his continued leadership as Chairman of the Board,” said John M. Engquist, Lead Independent Director. “Paul has the deep respect of the Company’s senior leadership team, a comprehensive knowledge of the flooring industry and is greatly admired by Mohawk’s employees worldwide—all of which will allow for a seamless transition of leadership.”

“I’m deeply grateful for the opportunity to lead Mohawk and look forward to building on the strong foundation in place,” said Mr. De Cock. “As CEO, my focus will be on continuing to generate momentum and unlock new opportunities for growth and innovation while staying true to the values that got us here. I look forward to leading Mohawk through the next phase of its evolution—sharpening our focus, accelerating growth, and pursuing new pathways that will define our future.”

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ABOUT MOHAWK INDUSTRIES

Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.

Forward-Looking Statements

Certain of the statements in this press release, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk Industries, Inc. (the “Company”) claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and the Company’s present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in raw material prices, freight and other input costs; inflation and deflation in consumer markets; currency fluctuations; rising energy costs and changes in the level of supply thereof; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax and tax reform, product and other claims; litigation; geopolitical conflicts; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s United States Securities and Exchange Commission reports and public announcements.